EXHIBIT 24

POWER OF ATTORNEY

Know all by these presents, that Carlos Unanue (the “Filer”) hereby constitutes and appoints each of Jose R. Coleman Tio, Daniel E. Gonzalez Ortiz, Ciara T. Napoli Veray and Marie Reyes-Rodriguez, and each of them individually, as the undersigned’s true and lawful attorney-in-fact (the “Attorney-in-Fact”), with full power of substitution and resubstitution, with the power to act alone for the undersigned and in the undersigned’s name, place and stead, in any and all capacities to:

1.
prepare, execute in the Filer’s name and on the Filer’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID Acknowledgement (executed by an Attorney-in-Fact and notarized), a Form ID application, sign the Form ID application on behalf of the Filer, prepare and submit any other documents necessary or appropriate in connection with the Filer’s application for EDGAR Filer Access Codes, submit this Power of Attorney to the SEC Filer Support Desk, receive notification from the SEC of the codes and passwords issued to the Filer and do and perform all acts for and on behalf of the Filer which may be necessary or desirable to complete the foregoing;

2.
prepare, execute and submit to the SEC and any national securities exchange or securities quotation system any and all reports (including any amendment thereto) of the Filer Forms 3, 4, 5 and 144 (including amendments thereto) with respect to securities of Popular, Inc. (the “Corporation”), required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, granting to the Attorney-in-Fact full force and authority to perform all acts necessary to the completion of such purposes.

3.
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required of, the Filer, it being understood that the documents executed by such Attorney-in-Fact on behalf of the Filer pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in such Attorney-in-Fact’s discretion.

The Filer acknowledges that:

1.
this Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act at his or her discretion on information provided to such Attorney-in-Fact orally or in writing without independent verification of such information;
2.
any documents prepared or executed by the Attorney-in-Fact on behalf of the Filer pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;
3.
the Attorney-in-Fact does not assume any liability for the Filer’s responsibility to comply with the requirements of Section 16(a) of the Exchange Act and Rule 144 of the Securities Act and the rules thereunder or any liability of the Filer for any failure to comply with such requirements; and
4.
this Power of Attorney does not relieve the Filer from responsibility for compliance with the Filer’s obligations under Section 16(a) of the Exchange Act and Rule 144 of the Securities Act, including, without limitation, the reporting requirements thereunder.

The Filer hereby grants to each such Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any

EXHIBIT 24

of the rights and powers herein granted, as fully to all intents and purposes as the Filer might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The Filer agrees to indemnify and hold harmless the Corporation and the Attorney-in-Fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statement or omission of necessary facts in the information provided by the undersigned to the Attorney-in-Fact for purposes of executing, acknowledging, delivering or filing Forms 3,4,5 or 144 (including amendments thereto) and agrees to reimburse the Corporation and the Attorney-in-Fact herein for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability, or action.

The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

The undersigned agrees and represents to those dealing with its Attorney-in Fact herein, that this Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice to such Attorney-in-Fact, delivered by registered mail or certified mail, return receipt requested.

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EXHIBIT 24

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of May 9, 2024.

s/ Carlos Unanue

Carlos Unanue